Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-176182 on Form N-2 of our report dated March 11, 2014 relating to the financial statements of VII Peaks Co-Optivist Income BDC II, Inc. appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to confirm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

July 1, 2014